Exhibit 99

                                  Press Release


         Harbor Florida Bancshares Reports on Impact of Hurricane Jeanne

Monday September 27, 11:12 am ET

FORT PIERCE, Fla., Sept. 27 / PRNewswire-FirstCall/ -- Harbor Florida Bancshares, Inc. (Nasdaq: HARB - News), the holding company for Harbor Federal Savings Bank, announced today that while they were affected by Hurricane Jeanne in most of their markets and one of their branches sustained significant damage, they were able to open half of its branches today, some with limited service. Power outages are the primary reason for branch closures. The branch that sustained substantial damage is in a market serviced by eight other branches. The northern/northern-central markets were not significantly affected. The Bank expects to be operating close to normal by the end of the week. President Michael Brown, Sr., stated, "This unusual act of nature, two hurricanes within three weeks, has not prevented Harbor from providing service in all of our markets. I commend our staff and communities for their resilience in this difficult time."